EXHIBIT 21

                               BALDOR ELECTRIC COMPANY AND SUBSIDIARIES
                                    SUBSIDIARIES OF THE REGISTRANT

                                         PLACE OF ORGANIZATION        NATURE OF
NAME OF SUBSIDIARY                          OR INCORPORATION          OWNERSHIP


Southwestern Die Casting Co., Inc.          Arkansas                   100%

Carolina Capacitors, Inc.                   South Carolina             100%

Baldor International, Inc.                  U.S. Virgin Islands        100%

Baldor of Texas, Inc.                       Oklahoma                   100%

Baldor de Mexico, S.A. de C.V.              Mexico                     100%

Sweo Controls, Inc.                         Washington                 100%

Baldor Holdings, Inc.                       Delaware                   100%

Australian Baldor Pty. Limited              Australia                   60%

Baldor Electric (Far East) PTE. Ltd.        Singapore                   60%

Baldor Electric (Thailand) Ltd.             Thailand                    60%
                                                                     owned by
                                                                     Baldor
                                                                     Electric
                                                                     (Far East)
                                                                     PTE. Ltd.

Baldor ASR, AG                              Switzerland                100%
                                                                     owned by
                                                                     Baldor
                                                                     Holdings,
                                                                     Inc.

Baldor ASR GmbH fur
Antriebstechnik                             Germany                    100%
                                                                     owned by
                                                                     Baldor
                                                                     Holdings,
                                                                     Inc.

Baldor ASR U.K. Limited                     United Kingdom             100%
                                                                     owned by
                                                                     Baldor
                                                                     Holdings,
                                                                     Inc.